Exhibit 10.16

SUPPLEMENTARY AGREEMENT

Reference is made to the Hash Computer Server Cooperation Agreement dated 15 June 2021, the Server Purchase and Hosting Service Framework Agreement dated 25 June 2021 and its supplemental agreement dated 20 October 2021 (the “Contracts”) entered into by and among the Company and the Assignor (as defined below). This supplementary agreement (hereinafter the “Agreement”) is made on 30 October 2021 among and between:

(1)	BURDY TECHNOLOGY LIMITED, a company duly established and validly existing under the laws of the Hong Kong with its registration number 3051740 (the “Company”);

(2)	FUFU TECHNOLOGY LIMITED, a company duly established and validly existing under the laws of the Hong Kong with its registration number 2999288 (the “Assignor”); and

(3)	ETHEREAL TECH PTE. LTD., a company duly established and validly existing under the laws of the Singapore with its registration number 201815693G (the “Assignee”),

(each a “Party” and collectively, the “Parties”).

Whereas:

A.	The Company and the Assignor (the “Original Parties”) have entered into the Contracts.

B.	Pursuant to an internal re-organisation of the Assignor, certain businesses and functions previously conducted by the Assignor will be transferred to and conducted by the Assignee (“Business Reorganisation”).

C.	Pursuant to the Business Reorganisation, the Assignor shall retire in its capacity as a party of the Contract and the Assignee shall replace the Assignor as the party of the Contracts. The Assignor desires to assign its rights, interests and benefits and novate its duties and obligations under the Contracts to the Assignee and to terminate and be released from its duties and obligations under the Contracts with effect from 1 November 2021 (the “Effective Date”).

D.	The Company (the “Remaining Party”) hereby consents to and accepts the Assignee as the replacement of the Assignor with respect to the Contracts.

E.	The Parties deem it in their best interest to novate the Contracts so that the Assignee shall succeed to the rights, and assume the duties and obligations of the Assignor under the terms of the Contracts.

NOW THEREFORE, the Parties agree to all of the following:

1.	Novation and Substitution

1.1	Pursuant to the provisions under the Contracts, as of the Effective Date, the Parties hereby agree that the Assignor shall assign to the Assignee all of its rights, interests, and benefits without limitation, known and unknown, actual or otherwise, in connection with the Contracts, and to novate to the Assignee all of the Assignor’s duties and obligations under the Contracts, except where provided in Section 3 of this Agreement, with effect from the Effective Date. The Parties hereby agree that the Assignee:

(i)	shall assume all rights, obligations and liabilities of, and all claims for and against, the Assignor in connection with the Contracts in place of the Assignor as if the Assignee was the original party to the Contracts;

(ii)	shall have power to exercise all rights expressed to be those of the Assignor under the Contracts; and

(iii)	shall perform and comply with, and be bound by, each and every duty and obligation of the Assignor under the Contracts as if the Assignee was named in the Contracts in place of the Assignor.

1.2	The Remaining Party hereby consents to the foregoing assignment and assumption. The Remaining Party recognise the Assignee as the Assignor’s successor in the interest in and to the Contracts. The Remaining Party acknowledge that the Assignee, by this Agreement, shall become entitled to all rights, titles, and interests of the Assignor in and to the Contracts as if the Assignee was the original party to the Contracts.

1.3	The Assignee hereby covenants with the Remaining Party to fulfil and discharge the terms, conditions and covenants of the Contracts in every way as if the Assignee was the original party to the Contracts and the Remaining Party hereby covenant with the Assignee to be bound to the Assignee to observe and perform the terms, conditions and covenants of the Contracts on the part of the Remaining Party to be observed and performed.

2.	Release and Discharge by the Remaining Party

As of the Effective Date, the Remaining Party shall release and discharge the Assignor from any and all liabilities and obligations, except where provided in Section 3 of this Agreement, in relation to the Remaining Party of any kind, known or unknown, which have arisen or which may arise in future under or by reason of the Contracts.

3.	Representations and Warranties

3.1	By executing this Agreement, each of the Parties represents and warrants to each other party that:

a)	it is duly authorised and empowered to execute and deliver this Agreement;

b)	the person executing this Agreement on its behalf has the right power, legal capacity and is duly authorised to do so;

c)	there are no pending conditions, agreements, transactions or negotiations that would render this Agreement or any part thereof, void, voidable or unenforceable;

d)	this Agreement is enforceable against each of the Parties in accordance with its terms; and

e)	to the extent required, each of the Parties has obtained the consent of each person or entity whose consent is required to give effect to this Agreement.

3.2	Each of the Parties warrants and guarantees that it has not made any assignment of any claim, cause of action or right of any kind embodied in any of the claims or obligations that are released in this Agreement.

4.	General

4.1	The execution of this Agreement alone for the assignment and novation of the Contracts and payment arrangement shall not trigger any provisions of the Contracts expressed to take effect upon termination of the Contracts. For the avoidance of doubt, this Section 4.1 is without prejudice to any subsequent termination of the Contracts at any time after the Effective Date in respect of this Agreement.

4.2	With effect on and from the Effective Date, the Assignor shall cease to be a party to the Contracts and shall be substituted by the Assignee.

4.3	Subject to the provisions of this Agreement, the Contracts shall continue in full force and effect.

4.4	This Agreement constitutes the entire agreement and understanding between the Parties in relation to the subject matter hereby contemplated, and supersedes any previous agreements, arrangements and understandings between them with regard to such subject matter and that it is not entering into this Agreement in reliance upon any representation or warranty not expressly set out in this Agreement.

4.5	This Agreement cannot be amended, modified, varied or supplemented, in whole or in part, unless mutually agreed in writing by all the Parties to this Agreement.

4.6	Each Party to this Agreement, will at its own costs and expense, execute and deliver such further documents and Agreement, and will take such other actions as may be reasonably required or appropriate to evidence, carry out and give full force and effect to the provisions of this Agreement.

4.7	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

4.8	If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

4.9	The Parties hereto undertake to do all such acts and execute all such Agreements and other documents which may be necessary on their part to give effect to the terms of the Agreement.

5.	Confidentiality

Each of the Parties agree that the terms and conditions of this Agreement are confidential. Save as may be required by law, or authority of a court, administrative tribunal or arbitration, panel, regulatory or supervisory body the terms of this Agreement shall not be divulged to any third party (where ‘third party’ shall not include any associated or affiliated company of the Parties), other than the respective Parties’ professional, legal or financial advisors, the Inland Revenue Department, without the express written consent of the other Party (such consent not to be unreasonably withheld).

6.	Assignment

6.1	The Assignee may freely assign or transfer any of its rights, benefits, or obligations under this Agreement or the Contracts, in whole or in part, to its affiliate or any third party as designated by the Assignee. The Company may not assign or transfer any of its rights, benefits or obligations under this Agreement in whole or in part without the Assignee’s prior written consent.

6.2	This Agreement, the Contracts and all of their provisions shall be binding upon, and inure to the benefit of, the Parties, their respective successors and permitted assigns.

7.	Non-Waiver of Rights

Except as explicitly set forth herein, nothing contained herein shall be deemed or construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions contained in the Contracts.

8.	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region and the Parties agree to submit to the non-exclusive jurisdiction of the courts of the Hong Kong.

[Signature pages to follow]

This Agreement has been executed as a deed and it shall take effect on the date stated at the beginning.

EXECUTED AND DELIVERED AS A DEED	)
by ETHEREAL TECH PTE. LTD.	)
as authorised signatory for and on behalf of	)
)
)
)
In the presence of:

Signature of witness

Name:	/s/ Lu Liang

Address:

Occupation:

This Agreement has been executed as a deed and it shall take effect on the date stated at the beginning.

EXECUTED AND DELIVERED AS A DEED	)
by FUFU TECHNOLOGY LIMITED	)
as authorised signatory for and on behalf of	)
)
)
)
In the presence of:

Signature of witness

Name:	/s/ Lu Liang

Address:

Occupation:

This Agreement has been executed as a deed and it shall take effect on the date stated at the beginning.

EXECUTED AND DELIVERED AS A DEED	)
By: Burdy Technology Limited	)
as authorised signatory for and on behalf of	)
)
)
)
In the presence of:

Signature of witness

Name:	/s/ Burdy Technology Limited

Address:

Occupation: